Exhibit 10.18

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

ENTIA BIOSCIENCES, INC.

THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT is entered into as of this 15 day of October, 2014 the “Agreement”), by and among Entia Biosciences, Inc., a Nevada corporation (the “Company”) and Michael Budagher (the “Purchaser”).

The parties hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF COMMON STOCK AND WARRANTS

1.1           Sale and Issuance of Common Stock and Warrants.

(a)           Subject to the terms set forth herein, each Purchaser (as defined below) agrees to purchase at the Closing and the Company agrees to sell and issue to Purchaser at the Closing 200,000 Units (as defined below at a purchase price of $1.00 per Unit (the “Unit Purchase Price”).  Each “Unit” shall consist of two shares of Common Stock and one common stock purchase warrant, in substantially the form attached hereto as Appendix A, to purchase one share of Common Stock at an exercise price of $0.50 per share of Common Stock issuable upon exercise of the warrant.  This private placement is being undertaken in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(b)           The shares of Common Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the “Stock,” the common stock purchase warrant issued to the Purchaser shall be referred to as the “Warrant,” and the shares of Common Stock issuable upon exercise of the Warrants shall be hereinafter referred to as the “Warrant Stock.”  The Stock, the Warrant, the Warrant Stock, and any equity securities issuable in exchange for the Stock, the Warrant and/or the Warrant Stock shall be hereinafter referred to as the “Securities.”

(c)           The Purchaser hereby acknowledges receipt and approval of a copy of the following Company Documents: Annual 10-K report for the year ending December 31, 2013, Quarterly 10-Q reports for the periods ended March 31, 2014 and June 30, 2014.

1.2           Closing.

(a)           The Closing of the purchase and sale of the Units to Purchasers shall take place at the offices of the Company, located at: 13565 SW Tualatin-Sherwood Rd. #800, Sherwood, OR 97140 , or at the discretion of the Company and upon notice to the Purchaser, on October 15th, 2014, or a subsequent date at such later time and place as the Company and Purchaser participating in the Closing shall mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

(b)           At the Closing, the Company shall deliver to each Purchaser participating in the Closing (i) a certificate representing the 400,000 shares of Common Stock being purchased hereto (ii) the Warrant exercisable for 200,000 shares of Common Stock, in each case against payment of the Purchase Price for 200,000 Units acquired by each Purchaser by check payable to the Company or by wire transfer to a bank account designated by the Company.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE COMPANY

2.1           Representations and Warranties of the Company.  The Company hereby represents and warrants that, the following representations and covenants are true and complete as of the date hereof and as of the date of the Closing:

(a)           Corporate Status.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  The Company has the requisite power and authority to carry on the business as now being conducted. The Company is legally qualified to transact business as a foreign corporation in all jurisdictions where failure to be so qualified would have a material adverse effect on its business.  There is no pending or, to the Company's knowledge, threatened, proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company.

(b)           Power and Authority.  The Company has the power and authority to execute and deliver this Agreement, the Warrant issued hereunder and any other document or agreement executed in connection with the transactions contemplated hereby (collectively, the “Transaction Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby.  The Company has taken all action necessary to authorize its execution and delivery of the Transaction Documents, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

(c)           Enforceability.  The Transaction Documents have been duly executed and delivered by the Company and constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)           Capitalization.  The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

(i) The Company has 150,000,000 shares of authorized Common Stock, 9,359,621 shares of which were issued and outstanding as of July 18, 2014.  In addition, there are 5,000,000 shares of Preferred Stock authorized, of which 281,969 shares of Series A Preferred Stock were issued and outstanding as of June 30, 2014.  All of the outstanding shares of Common Stock have been duly authorized, are fully paid and non-assessable and were issued in compliance with the Securities Act and all applicable state securities laws.

(ii) The Company has reserved 4,650,000 shares of Common Stock for issuance to officers, directors, employees, and consultants of the Company pursuant to the Company’s 2010 Incentive Stock Plan (the “Stock Plan”).  Of such reserved shares of Common Stock, no shares have been issued upon exercise of options granted under the Stock Plan.

(e)           No Violation.  Assuming the accuracy of the representations made by the Purchasers in Section 2.3 of this Agreement, the execution and delivery of the Transaction Documents by the Company, the performance by the Company and the respective obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) contravene any provision of the certificate of incorporation or bylaws of the Company, (ii) violate any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company; (iii) result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against the Company, (iv) result in or require the creation or imposition of any lien upon or with respect to any of the property or assets of the Company, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other person, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act.

(f)           Charter Documents.  The copies of the certificate of incorporation and bylaws of the Company, which are available for review by the Purchaser are true, accurate and complete and reflect all amendments made through the date of this Agreement.

(g)           Litigation.  There is no action, suit, or other legal or administrative proceeding relating to the Company pending or to its knowledge threatened against the Company or which questions the validity or enforceability of the Transaction Documents or the transactions contemplated hereby or thereby.  There are no outstanding orders, decrees or stipulations relating to the Company issued by any governmental authority in any proceeding to which the Company is or was a party which have not been complied with in full or which continue to impose any material obligations on the Company.

(h)           Good Title to, Condition of, and Adequacy of Assets.

(i)           The Company has good and marketable title to all of its assets, free and clear of any liens or restrictions on use.

(ii)           All of the Company's assets are in good operating condition, subject to normal wear and tear and have been maintained in accordance with commercially reasonable practices.

(iii)           All of the Company's assets constitute all of the assets and properties known to the Company, which are necessary for the conduct of its business in the manner in which and to the extent to which such business was conducted prior to the date hereof.

(i)           Compliance with Laws.  The Company is and has been in compliance in all material respects with all laws, regulations, and orders applicable to its business.  The Company has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or to its knowledge, threatened, which could result in liabilities which would materially and adversely affect the Company's ability to enter into and perform its obligations under the Transaction Documents, or which would materially and adversely affect its business.

(j)           Tax Matters.  All federal, state, local and foreign tax returns required to be filed by the Company have been filed and are true in all material respects, and all taxes, assessments, fees, and other governmental charges upon the Company, or upon any of its properties, income, or franchises, shown in such returns to be due and payable have been paid or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate adversely affect the business, properties, prospects, or financial condition of the Company.

(k)           Licenses and Permits.  The Company possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the “Permits”) for it to operate its business in all material respects consistent with the operation of the Company’s business as of the date hereof.  All such Permits are valid and in full force and effect, the Company is in compliance in all material respects with the requirements thereof, and no proceeding is pending or threatened to the knowledge of the Company, to revoke or amend any Permits.

(l)           Intellectual Property Intangibles.

(i)           To the Company's knowledge, no process or know-how used by the Company in connection with its business infringes, conflicts with or has been alleged to infringe or conflict with any patent or other intellectual property right of any other Person.

(ii)           The Company owns, free and clear of all liens, and subject to any licenses granted by the Company prior to the date of the Closing, all right, title and interest in such intellectual property.

(iii)           To the Company's knowledge, the use of such intellectual property in connection with the operation of its business as heretofore conducted does not conflict with, infringe upon or violate the intellectual property rights of any third party.

(iv)           The Company has the right to use its intellectual property in its business and necessary for the continued operation of its business in substantially the same manner as its operations have heretofore been conducted.

(m)           Accuracy of Information Furnished to Purchaser.  No representation, statement or information made or furnished by the Company to Purchaser in connection with this Agreement, including the Private Placement Memorandum and the public filings made by the company, contains any untrue statement of a material fact or omits any material fact necessary to make the information contained therein not misleading.

(n)           Environmental Matters.  The Company is and at all times has been in compliance in all material respects with all Environmental, Health and Safety Laws applicable to the Company.  As used in this Agreement, “Environmental, Health and Safety Laws” means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances or judicial or administrative interpretations thereof, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof.

(o)           SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.2           Covenants of the Company

(a)           Registration Rights.  The Warrant Shares shall be granted piggy back registration rights.  The Company undertakes to provide Purchaser with at least 15 days notice prior to filing a registration statement (other than a registration statement on Form S-8) with the SEC covering equity securities and Purchaser shall have the option to request the inclusion of the Warrant Shares in such registration statement.

(b)           Budget Disclosure.  Within 30 days of the date of this Agreement, the Company shall deliver to Purchaser a budget showing the cash flows, income statement, and balance sheet and the assumptions therefor.  The date of such budget shall be September 30, 2014, and shall show information set forth in the immediately preceding sentence by quarter for two years and one quarter, that is, the quarterly budgets shall end on December 31, 2016.

(c)           Board Attendance.  For two years from the date of this Agreement, Purchaser shall be entitled to notice of and to observe and attend all board meetings of the Company.

2.3           Representations and Warranties of Purchaser.   Each Purchaser by executing this Agreement, hereby represents and warrants to the Company and covenants and agrees with the Company as of each closing as follows:

(a)           Authorization.  The Purchaser has full power and authority to enter into the Transaction Documents.  The Transaction Documents, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b)           Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.  If the Purchaser is a corporation, partnership or other entity, such Purchaser has not been formed for the specific purpose of acquiring the Securities.

(c)           Accredited Investor.  The Purchaser represents that it is an Accredited Investor as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) or who, either alone or with the Purchaser’s representative(s) has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares.

(d)          Purchaser Sophistication.  The Purchaser represents that it (i) has adequate means of providing for his current financial needs and possible personal contingencies, and has no need for liquidity of investment in the Company; (ii) can afford (a) to hold unregistered securities for an indefinite period of time and (b) sustain a complete loss of the entire amount of the subscription; and (iii) has not made an overall commitment to investments which are not readily marketable that is so disproportionate as to cause such overall commitment to become excessive.

(e)           Disclosure of Information.  The Purchaser believes it has received all information it considers necessary or appropriate for deciding whether to purchase the Securities.  The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2.1 of this Agreement or the right of the Purchasers to rely on such representations and warranties.

(f)           Restricted Securities.  The Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws, inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such Securities may not be resold without registration under the Securities Act, except in certain limited circumstances.  In this connection, the Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as provided in the Transaction Documents.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company that are outside the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

(g)           Limited Public Market.  The Purchaser understands that even though the company is currently listed on the Over-the-Counter Bulletin Board (OTC-BB) and has the trading symbol ERGO.OB.  Only a limited public market now exists for the shares of Common Stock issued by the Company, and that the Company has made no assurances that a public market will continue.

(h)           Legends.  The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefore, may bear one or all of the following legends:

(i)           “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE AFFECTED WITHOUT AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii)           Any legend set forth in or required by the Warrants.

(iii)           Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(i)           No General Solicitation.  Neither the Purchaser, nor any of its officers, employees, agents, directors, shareholders or partners has engaged the services of a broker, investment banker or finder to contact any potential Purchaser nor has the Purchaser or any of the Purchaser’s officers, employees, agents, directors, shareholders or partners, agreed to pay any commission, fee or other remuneration to any third party to solicit or contact any potential Purchaser.  Neither the Purchaser, nor any of its officers, directors, employees, agents, shareholders or partners has (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Securities.

ARTICLE 3

RESTRICTIONS ON DISPOSITION

Without in any way limiting the representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

3.1           Exemption from Registration.  Such Purchaser shall have notified the Company in writing of the proposed disposition and if requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

3.2           Other Permitted Transfers.  Notwithstanding the provisions of Sections 3.1 and 3.2 above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser to his or her estate, or a transfer by gift, will or intestate succession, or a transfer by a Purchaser to his or her spouse or to the siblings, lineal descendants or ancestors of such Purchaser, if, prior to such transfer, the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were the original Purchaser hereunder.

ARTICLE 4

CONDITIONS TO CLOSING OF PURCHASERS

The obligations of the Purchaser under Section 1.1 of this Agreement are subject to the fulfillment or waiver by the Purchasers on or prior to the Closing of each of the following conditions:

4.1           Representations and Warranties.  The representations and warranties of the Company contained in Section 2.1 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2           Covenants.  All covenants, agreements and conditions contained in this Agreement and to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

4.3           Securities Laws.  The Company shall have obtained all necessary permits and qualifications, or secured exemptions therefrom, required as of the Closing under the Securities Act or by any state for the offer and sale of the Securities.

4.4           Other Deliveries.  The Company shall have delivered to the Purchaser or their counsel such other instruments, agreements or certificates as are otherwise reasonably requested by Purchasers, including the Transaction Documents.

ARTICLE 5

MISCELLANEOUS

5.1           Headings.  The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

5.2           Entire Agreement; Modification and Waiver.  This Agreement and the Exhibits attached hereto, constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Purchasers holding a majority of the shares of Stock issued pursuant to this Agreement.  Any term of the Warrant may be amended and the observance of any term of the Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser holding a majority of the shares of Warrant Stock issued to the Purchaser pursuant to this Agreement.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

5.3           Rights of Parties.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any party to this Agreement.

5.4           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax or by Email (upon customary confirmation of receipt), or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page or Schedule 1 hereto, or as subsequently modified by written notice, and if to the Company, with a copy to ;  Attention:  Marvin S. Hausman, M.D.,  13565 SW Tualatin-Sherwood Rd. #800, Sherwood, OR 97140.

5.5           Governing Law; Jurisdiction and Venue.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Oregon, without giving effect to principles of conflicts of law.  Each party hereto irrevocably consents to the jurisdiction and venue of the state or federal courts located in Marion County, State of Oregon in connection with any action, suit, proceeding or claim to enforce the provisions of this Agreement, to recover damages for breach of or default under this Agreement, or otherwise arising under or by reason of this Agreement. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

5.6           Successors and Assigns.  This Agreement, and the rights and obligations of each of the parties hereunder, may not be assigned by any Purchaser without the prior written consent of the Company; provided, however, that each Purchaser may assign this Agreement, and such Purchaser’s rights and obligations hereunder, to his or her estate or by gift, will or intestate succession, or to his or her spouse or to the siblings, lineal descendants or ancestors of such Purchaser without the prior written consent of the Company but subject, however, to Section 3 hereof.  Subject to the foregoing sentence, this Agreement shall inure to the benefit of, and shall be binding upon, the parties and their successors and assigns.

5.7           Severability.  If any term, covenant or condition of this Agreement is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby and each term, covenant and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

5.8           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties to this Common Stock and Warrant Purchase Agreement have duly executed it on the dates below.

The Company:

 Entia Biosciences, Inc.

By:    /s/ Marvin S. Hausman, M.D.
Marvin S. Hausman M.D., President & CEO

Dated:

Purchaser:

By:    /s/ Michael Budagher
Michael Budagher

Dated: